As filed with the Securities and Exchange Commission on November 16, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2020

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany,New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2020, Kenneth G. Romanzi and B&G Foods mutually agreed that Mr. Romanzi would step aside as President, Chief Executive Officer and a member of the board of directors of B&G Foods in order for Mr. Romanzi to pursue personal interests, and Mr. Romanzi resigned as President, Chief Executive Officer and a director effective that day. This was not the result of any disagreement on the part of Mr. Romanzi relating to the Company's operations, policies or practices or any misconduct by Mr. Romanzi.

Effective November 15, 2020, David L. Wenner, age 71, a current member of our board of directors and our former President and Chief Executive Officer from 1993 through 2014, was elected as our Interim President and Chief Executive Officer. B&G Foods will initiate a search for a new President and Chief Executive Officer and until one is appointed, Mr. Wenner will serve as Interim President and Chief Executive Officer.

Mr. Wenner has been a member of our board of directors since 1997. Mr. Wenner served as our President and Chief Executive Officer from March 1993 through December 2014. Mr. Wenner joined our company in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President and assumed responsibility for all company manufacturing operations. Prior to joining our company, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner has been active in industry trade groups and has served on the Chairman’s Advisory Council of the Grocery Manufacturers Association (now known as the Consumer Brands Association).

B&G Foods and Mr. Wenner have agreed that during his tenure as Interim President and Chief Executive Officer he will receive a base salary of $1,000,000 per year (pro rated for his period of service). In addition, Mr. Wenner will be eligible to (1) participate in all employee benefit plans maintained by B&G Foods for our executive officers, including medical, dental, disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, and (3) receive other customary employee benefits. Mr. Wenner will not receive any compensation as a director during his tenure as Interim President and Chief Executive Officer. A copy of the offer letter memorializing the foregoing is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Wenner and any other person pursuant to which he was appointed as our company’s President and Chief Executive Officer. There is no family relationship between Mr. Wenner and any director, executive officer, or person nominated or chosen by our company to become a director or executive officer of our company. B&G Foods has not entered into any transactions with Mr. Wenner that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Pursuant to the separation agreement and general release entered into by Mr. Romanzi and our company, Mr. Romanzi’s separation will be treated as a termination of his employment agreement by our company without cause effective January 11, 2021 for purposes of the severance and other benefits described in the employment agreement. Mr. Romanzi will be entitled to the benefit of the employee compensation arrangements following a termination without cause set forth in his employment agreement and equity award agreements, including the accelerated vesting of restricted stock and pro rata vesting and payment of performance shares subject to the Company’s achievement of performance metrics over the remainder of the applicable performance periods, and to certain salary continuation and other severance benefits described in the separation agreement and general release, a copy of which is filed with this report as Exhibit 10.2. Pursuant to the separation agreement and general release, Mr. Romanzi will receive, in addition to any benefits that are accrued and unpaid through January 11, 2021: (1) salary continuation payments through January 11, 2021, (2) severance in the form of salary continuation payments for one year commencing January 11, 2021 at the rate of 200% of his current base salary, (3) a bonus under our annual bonus plan for the year ending January 2, 2021 (fiscal 2020) based on our company’s financial performance for fiscal 2020 as if Mr. Romanzi had been employed through the end of the fiscal 2020 performance period, (4) one year of continued medical and dental coverage pursuant to COBRA, (5) a lump sum payment of $10,000, which reflects the estimated market value of life insurance and disability benefits for one year, and (6) a lump sum payment of $10,000, which reflects a full year of his monthly automobile allowance. The separation agreement and general release also includes customary confidentiality, non-competition, non-solicitation and non-disparagement provisions and a general release by Mr. Romanzi of claims against our company and certain related persons and entities.

A copy of the press release we issued to announce the foregoing is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter, dated as of November 15, 2020, between David L. Wenner and B&G Foods, Inc.

10.2	Separation Agreement and General Release, dated as of November 15, 2020, between Kenneth G. Romanzi and B&G Foods, Inc.

99.1	Press Release dated November 16, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 16, 2020	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary